Exhibit (8)(c)(1)

AMENDMENT NO. 5

PARTICIPATION AGREEMENT

This Amendment, dated as of July 2, 2020, amends the Participation Agreement (the “Agreement”), dated the 1st day of October, 2008, as amended, by and among Delaware Life Insurance Company and Delaware Life Insurance Company of New York (fka Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York, respectively (each a “Company” and collectively, the “Companies”)), American Funds Insurance Series (“Series”), and Capital Research and Management Company (“CRMC”).

WHEREAS, Companies, Series and CRMC desire to amend the Agreement.

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	With effect as of October 1, 2018, Attachment B of the Agreement is deleted and replaced in its entirety with Attachment B attached hereto.

(Signature Page Follows)

Exhibit (8)(c)(1)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Delaware Life Insurance Company (on behalf of itself and each Account)

By:	/s/ Dale Uthoff

Name:	Dale Uthoff
Title:	Authorized Signer
Date:	7/2/2020

Delaware Life Insurance Company of New York (on behalf of itself and each Account)

By:	/s/ Dale Uthoff

Name:	Dale Uthoff
Title:	Authorized Signer
Date:	7/2/2020

American Funds Insurance Series

By:	/s/ Maria Manotok Pathria
Name:	Maria Thelma Manotok Pathria
Title:	Executive Vice President & Principal Executive Officer
Date:	3 July 2020

Capital Research and Management Company

By:	/s/ Maria Manotok Pathria
Name:	Maria Thelma Manotok Pathria
Title:	Senior Vice President & Senior Counsel
Date:	3 July 2020

Exhibit (8)(c)(1)

Attachment B

Separate Accounts:

Delaware Life Insurance Company:

Delaware Life Variable Account F

Delaware Life Variable Account G

Delaware Life Variable Account I

Delaware Life Variable Account H

Delaware Life Variable Account M

Delaware Life Insurance Company of New York:

Delaware Life NY Variable Account D

Delaware Life NY Variable Account H

Delaware Life NY Variable Account J

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